UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2014

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 French Road Utica, New York	13502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 797-8375

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of ConMed Corporation (the “Company”) has granted, effective June 1, 2014, annual awards of restricted stock units (“RSUs”) and stock appreciation rights (“SARs”) to the Company’s named executive officers (“NEOs”) under the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”). The 2014 annual NEO RSU and SAR grants have terms substantially similar to the terms of the Company’s previously disclosed annual RSU and SAR grants, except that, upon a “change in control” of the Company (as defined in the Plan), the 2014 annual NEO RSUs do not automatically vest and pay-out, but are instead subject to “double-trigger” vesting on a termination of the NEO’s employment by the Company other than for “cause” or by the NEO for “good reason” (each as defined in the award agreement) within two and one-half years following a change in control.

The above description is qualified in its entirety by reference to the terms of the Plan and the form of award agreement attached hereto as Exhibit 99.1, which are incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Daniel S. Jonas, Esq.
Name:	Daniel S. Jonas, Esq.
Title:	Executive Vice President – Legal Affairs & General Counsel

Date: June 3, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Form of Restricted Stock Unit Agreement